                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X
                                                           ---

                       ---------------------------------

                        BANK ONE, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

 A National Banking Association                         36-0899825
                                                     (I.R.S. employer
                                                  identification number)

   1 Bank One Plaza, Chicago, Illinois                  60670-0126
(Address of principal executive offices)                (Zip Code)

                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0126
                        Chicago, Illinois 60670-0126
                    Attn:  Steven M. Wagner, (312) 407-1819
           (Name, address and telephone number of agent for service)


                      -----------------------------------
                        VOLKSWAGEN DEALER FINANCE, LLC
              (Exact name of obligor as specified in its charter)


                Delaware                                38-3528063
     (State or other jurisdiction of                 (I.R.S. employer
     incorporation or organization)               identification number)

            3800 Hamlin Road
         Auburn Hills, Michigan                           48326
(Address of principal executive offices)                (Zip Code)


                           Dealer Loan Backed Notes
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 7th day of July, 2000.


               Bank One, National Association,
               Trustee

               By   /s/ Steven M. Wagner
                    Steven M. Wagner
                    First Vice President


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                  July 7, 2000


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Volkswagen Dealer Finance, LLC, and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              Bank One, National Association



                        By:   /s/ Steven M. Wagner
                              Steven M. Wagner
                              First Vice President

                                   EXHIBIT 7

Legal Title of Bank:        Bank One, NA                   Call Date: 03/31/00  ST-BK:  17-1630 FFIEC 031
Address:                    1 Bank One Plaza, Ste 0303                    Page RC-1
City, State Zip:            Chicago, IL 60670
FDIC Certificate No.:       0/3/6/1/8
                            ---------


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet




                                                                                  Dollar Amounts in thousands   C400
                                                                                                                ----
                                                                                  RCFD  BIL MIL THOU
                                                                                  ----  ------------

ASSETS
1.     Cash and balances due from depository institutions (from Schedule
       RC-A):                                                                             RCFD
                                                                                          ----
       a. Noninterest-bearing balances and currency and coin(1).................          0081    5,387,973     1.a
       b. Interest-bearing balances(2)..........................................          0071    7,970,222     1.b
2.     Securities
       a. Held-to-maturity securities(from Schedule RC-B, column A).............          1754            0     2.a
       b. Available-for-sale securities (from Schedule RC-B, column D)..........          1773   11,262,454     2.b
3.     Federal funds sold and securities purchased under agreements to
       resell...................................................................          1350    6,555,909     3.
4.     Loans and lease financing receivables:
       a. Loans and leases, net of unearned income (from Schedule                         RCFD
                                                                                          ----
       RC-C)....................................................................          2122   62,960,769     4.a
       b. LESS: Allowance for loan and lease losses.............................          3123      580,798     4.b
       c. LESS: Allocated transfer risk reserve.................................          3128            0     4.c
       d. Loans and leases, net of unearned income, allowance, and  reserve               RCFD
                                                                                          ----
      (item 4.a minus 4.b and 4.c)..............................................          2125   62,379,971     4.d
5.     Trading assets (from Schedule RD-D)......................................          3545    3,443,465     5.
6.     Premises and fixed assets (including capitalized leases).................          2145      713,646     6.
7.     Other real estate owned (from Schedule RC-M).............................          2150        2,792     7.
8.     Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)...........................................          2130      250,083     8.
9.     Customers' liability to this bank on acceptances outstanding.............          2155      459,299     9.
10.    Intangible assets (from Schedule RC-M)...................................          2143      217,835     10.
11.    Other assets (from Schedule RC-F)........................................          2160    2,382,707     11.
12.    Total assets (sum of items 1 through 11).................................          2170  101,026,356     12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:             Bank One, NA                      Call Date:  03/31/00 ST-BK: 17-1630 FFIEC 031
Address:                         1 Bank One Plaza, Ste 0303                                            Page RC-2
City, State Zip:                 Chicago, IL 60670
FDIC Certificate No.:            0/3/6/1/8
                                 ---------

Schedule RC-Continued

                                                                                                     Dollar Amounts in
                                                                                                         Thousands
                                                                                                         ---------
LIABILITIES
13.  Deposits:

                                                                                             RCON
     a.   In domestic offices (sum of totals of columns A and C                              ----
          from Schedule RC-E, part 1).......................................                 2200              26,881,942    13.a
          (1) Noninterest-bearing(1)........................................                 6631              11,976,145    13.a1
          (2) Interest-bearing..............................................                 6636              14,905,797    13.a2


                                                                                             RCFN
     b.   In foreign offices, Edge and Agreement subsidiaries, and                           ----
          IBFs (from Schedule RC-E, part II)................................                 2200              29,239,287   13.b
          (1) Noninterest bearing...........................................                 6631                 300,451   13.b1
          (2) Interest-bearing..............................................                 6636              28,938,836   13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:.........................................................                 RCFD 2800          9,523,831   14
15.  a. Demand notes issued to the U.S. Treasury............................                 RCON 2840            564,732   15.a
     b. Trading Liabilities(from Schedule RC-D).............................                 RCFD 3548          3,001,629   15.b

16.  Other borrowed money:                                                                   RCFD
                                                                                             ----
     a. With original maturity of one year or less..........................                 2332              16,889,123   16.a
     b. With original  maturity of more than one year.......................                 A547               2,831,153   16.b
     c. With original maturity of more than three years ....................                 A548                 915,064   16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding................                 2920                 459,299   18.
19.  Subordinated notes and debentures......................................                 3200               3,400,000   19.
20.  Other liabilities (from Schedule RC-G).................................                 2930               1,495,725   20.
21.  Total liabilities (sum of items 13 through 20).........................                 2948              95,201,785   21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..........................                 3838                       0   23.
24.  Common stock...........................................................                 3230                 200,858   24.
25.  Surplus (exclude all surplus related to preferred stock)...............                 3839               3,660,673   25.
26.  a. Undivided profits and capital reserves..............................                 3632               2,140,620   26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities..........................................................                 8434                (177,338)  26.b
     c.  Accumulated net gains (losses) on cash flow hedges.................                 4336                       0   26.c
27.  Cumulative foreign currency translation adjustments....................                 3284                    (242)  27.
28.  Total equity capital (sum of items 23 through 27)......................                 3210               5,824,571   28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)..................................                 3300             101,026,356   29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any
                                                      ---------
    date during 1996 . . . . . . . . . ....RCFD 6724     N/A       M.1.    Num
                                                      ---------

1 =  Independent audit of the bank                               4  =  Directors' examination of
      conducted in accordance with generally                           the bank performed by other
      accepted auditing standards by a certified                       external auditors (may be
      public accounting firm which submits                             required by state
      a report on the bank                                             chartering
2 =  Independent audit of the bank's parent                       5 =  Review of the bank's
      holding company conducted in accordance                          financial statements by
      with generally accepted auditing standards                       external auditors
      by a certified public accounting firm which                 6 =  Compilation of the bank's
      submits a report on the consolidated holding                     financial statements by
      company (but not on the bank separately)                         external auditors
3 =  Directors' examination of the bank                           7 =  Other audit procedures
      conducted in accordance with generally accepted                  (excluding tax preparation work)
      auditing standards by a certified public accounting         8 =  No external audit work
      firm (may be required by state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.